Exhibit 10.128

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MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT (this “Agreement”), made and entered into this 3rd day of February, 2009, by and between Charles & Colvard, Ltd. (“C&C”), a North Carolina corporation, and Bird Capital Group, Inc. (“BCG”), a Nevada corporation.

1. Services to be Provided. BCG agrees to provide to C&C management services intended to initiate and lead a turnaround of C&C’s business, including the services of BCG personnel resources, whether as BCG employees or as consultants or as other third party resources, any and all of which will be provided by BCG at its cost (other than the costs, expenses, Monthly Management Fees (hereinafter defined), bonuses and other remuneration which C&C is obligated to pay BCG or Bird pursuant to the terms of this Agreement) and as BCG, in its sole and absolute discretion, may deem appropriate, but specifically including the management services of Richard A. Bird (“Bird”) to serve as non-employee CEO of C&C on a full-time basis during the term of this Agreement.

Bird’s duties as non-employee CEO of C&C will include all the normal CEO executive duties, including without limitation those set forth in C&C’s bylaws and corporate governance policies, and providing leadership to C&C’s employees and to all aspects of C&C’s business, developing appropriate operational improvements to improve growth and profitability of C&C’s business, implementing appropriate sound management procedures and practices, reporting to C&C’s Board of Directors (the “Board”) regularly, and providing other services as reasonably requested by the Board that are customarily provided by a CEO, including without limitation the execution and filing of all documents and certifications required to be signed by C&C’s CEO or principal executive officer under all applicable securities laws and regulations.

Subject to any direction to the contrary from the Board, C&C agrees that, during any term of this Agreement, only Bird as non-employee CEO will be empowered by C&C to enter into contracts on behalf of C&C, which C&C shall assure by suitable affirmative disempowerment of any other officers of C&C. Bird may from time to time authorize other officers of C&C to enter into contracts on behalf of C&C.

On or before April 15, 2009, BCG (in collaboration with consulting resources in the areas of international business, global marketing and other areas as deemed appropriate by BCG and as engaged by BCG in its sole and absolute discretion and paid for by BCG) will provide C&C with a written report setting forth a detailed and specific strategy for growth and competitive success to be the basis for structuring and aligning C&C’s worldwide positioning, marketing, organization and actions. Such strategy shall address the issues set forth on Exhibit A attached hereto and incorporated herein by reference and such other issues as BCG may deem appropriate. Subject to the approval of the Board, Bird as non-employee CEO shall implement the elements of the strategy as approved and adopted by the Board and manage C&C to achieve the goals to be accomplished thereby.

BCG shall endeavor to direct the services it provides toward the goals of increased sales for C&C, reduced operational costs for C&C, improved marketing of C&C’s products, and increased shareholder value for C&C’s shareholders.

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2. Monthly Management Fee. C&C agrees to pay to BCG in cash a monthly fee (the “Monthly Management Fee”) in advance on the first day of each month during the term of this Agreement. The initial Monthly Management Fee for the remainder of calendar year 2009 beginning on February 1, 2009 shall be $75,000.00. Beginning January 1, 2010 and on January 1 in each succeeding year of the term hereof, the Monthly Management Fee shall be adjusted as hereinafter set forth. If four percent (4%) of C&C’s annual net sales (the “4% Sales”) for any calendar year (or, with respect to the first and last years of the term of this Agreement, the portion of such calendar year) during the term of this Agreement, shall exceed the aggregate Monthly Management Fees paid hereunder with respect to such calendar year (or portion thereof), C&C will immediately pay to BCG in cash the amount by which such 4% Sales exceeds such aggregate Monthly Management Fees paid with respect to such calendar year (or portion thereof). For each successive calendar year of the term hereof beginning January 1, 2010, the Monthly Management Fee shall be adjusted to the greater of (i) one-twelfth of the 4% Sales for the prior calendar year (or prorated portion thereof), or (ii) $75,000.00, as adjusted upward (but never downward) by any percentage increase in the Consumer Price Index for Urban Consumers in the Raleigh, North Carolina metropolitan area, as published by the Bureau of Labor Statistics of the U.S. Department of Commerce (the “Index”), as of December of the prior calendar year over the Index for December in the calendar year immediately preceding such prior year. If the Monthly Management Fees paid during any calendar year (or, with respect to the first and last years of the term of this Agreement, the portion of such calendar year during the term of this Agreement) shall exceed both (A) the 4% Sales for such calendar year (or portion thereof) and (B) $900,000.00 (or, with respect to a partial calendar year, a pro rata portion thereof), as adjusted annually by the Index as set forth herein, then any such excess by which the Monthly Management Fees paid during such calendar year (or, with respect to the first and last years of the term of this Agreement, the portion of such calendar year during the term of this Agreement) shall exceed the greater of (A) or (B) above for such calendar year (or portion thereof) shall be deducted from the next installments of the Monthly Management Fees payable hereunder or any other amounts otherwise payable hereunder and, in any event, any amount thereof which has not been repaid by BCG to C&C as indicated in this sentence shall be paid in full by BCG to C&C upon the termination of this Agreement. For purposes hereof, “annual net sales” shall be determined by reference to C&C’s audited financial statements for the applicable calendar year (or, for any partial year, by reference to C&C’s financial statements for such partial year). Annual net sales for any partial year shall mean the net sales determined in accordance herewith for the actual portion of the year which has expired.

Bird shall be reimbursed promptly by C&C for any reasonable out-of-pocket expenses that are incurred by Bird in performing his duties as non-employee CEO under this Agreement, including, without limitation, his reasonable travel expenses, such expenses to be reimbursed in accordance with C&C’s travel and expense reimbursement policy as approved by the Board. In no event shall such expenses exceed $90,000.00 in any calendar year, prorated for any partial year, without the prior written approval of the Board. The out-of-pocket expenses of all other employees and consultants of BCG shall be paid by BCG.

Notwithstanding the foregoing provisions of this Section 2, the Monthly Management Fee shall be $175,000.00 per month for the first two months of the term of this Agreement to compensate BCG for additional market assessment services and strategy formulation work.

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3. Short-term bonuses (first 12 months). In addition to the Monthly Management Fees to which BCG is entitled under Section 2, C&C agrees to pay to BCG the following two short-term bonuses:

(a) a one-time bonus equal to ten percent (10%) of any realized gross profit (i.e., the difference between net sales from the sale of finished goods inventory and the cost value of such inventory) which C&C collects in cash from the reduction, through net sales, of C&C’s gross finished goods inventory (prior to any accounting reserves and including finished goods inventory on consignment) on C&C’s balance sheet on January 31, 2010, below C&C’s gross finished goods inventory (prior to any accounting reserves and including finished goods inventory on consignment) on C&C’s balance sheet on January 31, 2009. For purposes of this calculation, (i) in determining the “gross profit” on any sales of gross finished goods inventory, the “cost value” of such inventory shall mean the cost of goods sold related to such inventory determined in accordance with generally accepted accounting principles plus any applicable co-op advertising allowances and/or marketing costs or expenses directly related to the sale of such inventory and (ii) any and all effects of any action by C&C to purchase (or accept return of) moissanite jewels and jewelry from Reeves Park during the period from January 31, 2009 through January 31, 2010 shall be excluded from the calculation. The amount of this bonus, if any, will be calculated and paid in cash promptly after the later of (x) the date C&C files with the Securities and Exchange Commission its Form 10-K for the calendar year ending December 31, 2009 or (y) the date C&C finalizes its unaudited financial statements for the month of January, 2010; provided, however, that any such bonus shall be paid only on, as and when the applicable inventory net sales on which such bonus is payable are received by C&C in cash. Notwithstanding the foregoing, if the gross finished goods inventory on January 31, 2010 is lower than the gross finished goods inventory on January 31, 2009 due, in whole or in part, to a Sale Transaction (as defined in Section 4(b)), then for purposes of calculating any bonus under this Section 3(a), the portion of the proceeds received in such Sale Transaction which are allocated to the purchase price for the finished goods inventory shall be included in such calculation and the balance of such proceeds shall be used for purposes of determining any Termination Bonus under Section 4(b). For the avoidance of any doubt, no bonus will be earned hereunder unless, as a result of net sales, C&C’s gross finished goods inventory on January 31, 2010 is less than C&C’s gross finished goods inventory on January 31, 2009. An example of the computation of this bonus (using hypothetical numbers) is set forth on Exhibit B attached hereto and incorporated herein by this reference, and

(b) a ***** bonus equal to ***** which C&C receives from *****.

4. Long-term bonuses. In addition to the Monthly Management Fees to which BCG is entitled under Section 2 and the short-term bonuses to which BCG is entitled under Section 3, C&C agrees to pay to BCG the following long-term bonuses:

(a) a bonus equal to twenty percent (20%) of C&C’s Adjusted Operating Income (hereinafter defined) during the term of this Agreement, any such bonus to be paid to BCG by C&C in cash either (A) as payable annually for each calendar year during the term of this Agreement (but beginning with the shortened eleven month period of calendar year 2009 from February 1, 2009 through December 31, 2009) within thirty (30) days after the calculation of C&C’s annual Adjusted Operating Income for the calendar year in question or the shortened

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eleven-month period of calendar year 2009 (which calculation shall be made by reference to C&C’s audited financial statements for the applicable year) or (B) as payable, upon any termination of this Agreement, for any applicable partial year period for the year in which such termination occurs and to be paid to BCG by C&C within the time period stated herein for payment of any bonuses due to BCG upon any such termination and as calculated for the portion of the partial-year period from January 1 of such year of any such termination (or February 1, 2009 in the case of any such termination occurring in 2009) through the date of any such termination. For purposes of this Agreement, “Adjusted Operating Income” shall mean C&C’s operating income before or excluding (as applicable) the following: (i) interest, income taxes, depreciation and amortization; (ii) any charges or accruals for any potential bonuses payable to BCG under this Section 4(a); (iii) any charges or accruals for any potential bonus payable to BCG under Section 4(b); (iv) any writedowns resulting from business conducted by Reeves Park, Inc. or C&C with J.C. Penney prior to February 1, 2009; (v) any financial impact/effect resulting from the settlement agreement with Reeves Park, Inc. dated January 15, 2009; (vi) any proceeds or recovery from, or legal costs related to, the Korean patent lawsuit and any class-action lawsuit or any lawsuit arising with respect to matters or occurrences prior to February 1, 2009; (vii) termination costs of any current C&C employees (such exclusion of such termination costs not to exceed a total of $1,000,000 including all associated severance, benefits, and legal costs); and (viii) any effect of income tax refunds due and payable to C&C applicable to tax years prior to 2009; and

(b) a one-time bonus (the “Termination Bonus”) equal to twenty percent (20%) of the amount by which (i) C&C’s total market valuation on the earlier to occur of (A) the closing date of a sale or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or capital stock of C&C, whether such sale or transfer is effected through a sale, merger, combination or consolidation, or otherwise (collectively, a “Sale Transaction”), or (B) the date that this Agreement is terminated, exceeds (ii) C&C’s total market valuation at the closing market price on the last trading day prior to the date of this Agreement, which is $5,683,582.16 ($.31/share on 18,334,136 shares). If the Sale Transaction is a sale of all or substantially all of the assets of C&C, the “total market valuation” on the closing date of the Sale Transaction shall be equal to C&C’s net after tax proceeds, or net after tax total economic consideration received, from such sale, including in such proceeds the economic equivalent of any non-cash consideration received by C&C and the net present value economic equivalent of any deferred future income streams or payments accruing to C&C from such sale. In the event the Sale Transaction is a merger or stock purchase, the “total market valuation” of C&C shall be the total acquisition value of C&C paid at closing by the buyer or other merger party. In all other instances, so long as C&C’s common stock is then publicly traded on a national stock exchange or an automated quotation system, “total market valuation” shall be determined by multiplying (x) the average closing market price of a share of C&C’s common stock on the days on which a sale of the stock occurred within the last thirty (30) days prior to the date in question (as reported on the national stock exchange or automated quotation system on which C&C’s common stock so trades) by (y) the fully-diluted total outstanding number of shares of C&C’s common stock on the date in question (with the fully diluted total outstanding shares including only “in the money” options, warrants or similar securities exercisable for or convertible into C&C common stock), and, if the common stock is not publicly traded and the parties are not able to agree upon the total market valuation, each of BCG and C&C shall select an appraiser, the two appraisers so selected shall select a third appraiser, and the three appraisers shall determine the total market

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valuation of C&C. If the three appraisers are unable to agree upon a valuation, the average of their appraised values shall be used. The appraisers shall be impartial and independent and have experience in the valuation of similar companies. Any such bonus shall be paid in cash on the closing date of any Sale Transaction or within thirty (30) days of the date of any termination of this Agreement, as applicable; provided, however that if this Agreement is terminated pursuant to Section 6 (i.e., a “Death or Incapacitation Termination”), then such bonus shall be paid in cash within sixty (60) days of such Death or Incapacitation Termination. This Agreement shall be deemed to be terminated upon the payment of the Termination Bonus if not previously terminated by any other provision hereof.

5. Term and Nonperformance Termination. The initial term of this Agreement shall begin on the date of this Agreement and end on December 31, 2010, after which this Agreement will renew automatically annually for three successive one-year terms (“Extended Term or Terms”), except that C&C shall have the option to terminate this Agreement (a “Nonperformance Termination”) at any time within thirty (30) days after receipt of the year-end audited financial statements for C&C for the calendar years 2010, 2011 or 2012 if and only if both C&C’s (i) annual sales (“Annual Sales”), and (ii) Adjusted Operating Income are less than the following numbers for the applicable calendar year:

Year	Annual Sales ($Million)	Adjusted Operating Income ($Million)
2010	22.0	0.50
2011	26.6	1.0
2012	32.0	1.5

If C&C, as determined by a vote of the Board, exercises its conditional option to terminate this Agreement as above, then C&C shall pay to BCG, in cash within thirty (30) days of any such Nonperformance Termination, all moneys and bonuses due to BCG under this Agreement valued as of the date of such Nonperformance Termination.

Notwithstanding any provision in this Agreement to the contrary, C&C shall have the right to terminate this Agreement at any time “for cause” (a “Defined For Cause Termination”) only upon the occurrence of any of the following:

(i) BCG or Bird shall fail to comply with this Agreement in any material respect, or to follow any reasonable directive of the Board as specifically related to Bird’s duties as non-employee CEO, and shall thereafter fail to cure such failure within thirty (30) days after having received written notice thereof, which written notice shall specify in reasonable detail such failure as well as the steps required by C&C to be taken by BCG or Bird as applicable to cure such failure;

(ii) BCG or Bird shall be grossly negligent in the exercise of any duties hereunder, and shall thereafter fail to cure such gross negligence within thirty (30) days after having received written notice thereof, which written notice shall specify in reasonable detail such gross

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negligence as well as the steps required by C&C to be taken by BCG or Bird as applicable to cure such gross negligence;

(iii) Bird shall be convicted of or plead nolo contendere to (or otherwise not contest allegations of) any crime of moral turpitude or shall engage in alcohol or prescription drug abuse or use any illegal drugs; or

(iv) BCG or Bird shall fail to be in material compliance with either the Bylaws, Code of Business Conduct and Ethics or Corporate Governance Guidelines of C&C and shall fail to cure such failure within thirty (30) days after having received written notice thereof, which written notice shall specify in reasonable detail such failure as well as the steps required by C&C to be taken by BCG or Bird as applicable to cure such failure.

Upon any such Defined For Cause Termination, C&C shall pay to BCG in cash within thirty (30) days of any such Defined For Cause Termination all moneys and bonuses due to BCG under this Agreement except that C&C shall pay to BCG in cash the Termination Bonus within forty (40) days following the date of such Defined For Cause Termination. In such event, the Termination Bonus shall be valued at the lower of its value as of the date of such Defined For Cause Termination or the thirtieth (30th) day following the date of any such Defined For Cause Termination.

6. Death or Incapacitation Termination. If at any time during the term of this Agreement, Bird shall die or become physically incapacitated and physically unable to perform the duties of non-employee CEO of C&C for a period of twenty consecutive days, then C&C shall have the right to terminate this Agreement (a “Death or Incapacitation Termination”) as of the date of Bird’s death or the date that Bird became physically unable to perform the duties, and C&C shall, within sixty (60) days of any such Death or Incapacitation Termination, pay to BCG, in cash, all outstanding moneys and bonuses due under this Agreement, valued as of the date of such Death or Incapacitation Termination, except that C&C shall pay to BCG within the sixty (60) day period only the amount of such outstanding moneys and bonuses due to BCG that can be paid and yet leave C&C with a cash (including cash equivalents) balance of a minimum of $3,000,000.00. Any such remaining balance of such outstanding moneys and bonuses due to BCG, if not paid within the sixty (60) day period because of this C&C cash balance provision, shall be paid, together with accrued interest on any unpaid balance at an interest rate equal to the concurrent U.S. commercial bank prime rate, by C&C within one year from the date of such Death and Incapacitation Termination.

C&C shall have the right during (but not after) the term of this Agreement, but not the obligation, to obtain and maintain one or more policies of life insurance on the life of Bird and Bird agrees to cooperate fully and execute such reasonable documents as C&C shall request in connection with such insurance; provided, however, that (a) the aggregate death-benefit amount of all such policies shall not exceed C&C’s estimated potential liability to BCG for payment of any and all bonuses under this Agreement, (b) any and all proceeds paid to C&C upon Bird’s death shall first be used by C&C to promptly pay all moneys and bonuses then due to BCG under this Agreement, and (c) only C&C may be a named beneficiary of any such policies.

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7. Expiration Termination. This Agreement will terminate (an “Expiration Termination”) upon the latest date of the expiration of any Extended Term or Terms of this Agreement if no earlier Termination, as provided herein, has occurred. Upon any such Expiration Termination, C&C shall pay to BCG, in cash within thirty (30) days of any such Expiration Termination, all moneys and bonuses due to BCG under this Agreement, valued as of the date of such Expiration Termination.

8. Change of Control Termination. If at any time prior to February 1, 2014, any person or entity of which BCG or Bird is not a partner, member, shareholder, officer, director or employee acquires or gains ownership or control of, directly or indirectly, more than 50% of the outstanding voting ownership interests of C&C (a “Change of Control”), then BCG shall have the right, at its sole discretion and option, to terminate this Agreement within thirty (30) days following such Change of Control (a “Change of Control Termination”), whereupon C&C shall pay to BCG, in cash within thirty (30) days of such Change of Control Termination, all moneys and bonuses due to BCG under this Agreement, valued as of the date of such Change of Control Termination, plus an additional early termination payment equal to $1,400,000 if such Change of Control occurs before February 1, 2011, or $900,000 if such Change of Control occurs on or after February 1, 2011; provided that, for any such Change of Control occurring on or after February 1, 2011, the additional early termination payment will be made only if either C&C’s Annual Sales or Adjusted Operating Income has been greater than the performance number listed in Section 5 above for the calendar year immediately preceding the calendar year during which the Change of Control occurs.

In the event that Bird is a member of the Board at the time of any Board vote to determine acceptance or Board approval of any such Change of Control as above, then Bird shall recuse himself from any such Board vote.

9. Board of Directors and Director Termination. Bird will continue to be a member of the Board during the term of this Agreement as elected by the shareholders of C&C. C&C and/or the Board and/or the Nominating and Governance Committee of the Board shall nominate Bird as a member of the Board, and shall recommend and fully support Bird’s election as a member of the Board, upon any occasion for nomination and/or election of members of the Board that may occur during any term of this Agreement. During the term of this Agreement, Bird will receive Director compensation from C&C only as in accordance with C&C’s Director compensation policies (treating Bird for this purpose only as an employee director), provided however that C&C agrees and warrants that Bird will, in any case, (a) be paid all Director fee payments owed to Bird prior to the date of this Agreement, and (b) maintain ownership of any and all rights to the Director Restricted Stock Award granted Bird on May 30, 2008 and vesting on May 30, 2009.

If at any time during the term of this Agreement, Bird agrees to serve on the Board and is not elected to the Board, or by any way other than his failure to stand for election or his resignation is not a member of the Board, then BCG shall have the right, at its sole discretion and option, to terminate this Agreement (a “Director Termination”), whereupon C&C shall pay to BCG, in cash within sixty (60) days of any such Director Termination, all moneys and bonuses due to BCG under this Agreement, valued as of the date of such Director Termination.

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10. Clarification Disclosure and Acknowledgment of Conflict of Interest Procedures.

The parties acknowledge and agree that Bird is both a member of the Board and the President of BCG. Each of C&C and BCG, by signing below, acknowledges and agrees that each has dutifully initiated, responded to, considered, negotiated, and agreed to this Agreement, as the case may be for each, only in strict adherence and accordance with C&C’s Corporate Governance Guidelines and C&C’s Code of Business Conduct and Ethics, particularly in regard to any actual or perceived conflicts of interest between C&C and Bird or BCG.

In particular, C&C hereby acknowledges and agrees that it requested from Bird and BCG a proposal for possible provision of management services. BCG hereby acknowledges and agrees that it presented to C&C for possible consideration by the Board a proposal for management services to be delivered as in this Agreement and that Bird recused himself from any participation as a member of the Board in any consideration of that proposal by the Board.

C&C acknowledges and agrees that, in considering BCG’s proposal (both by a Special Committee of the Board formed for this special purpose and by the Board) and in negotiating this Agreement, Bird was excluded from participation in the Special Committee’s discussions and from participation in the Board’s discussion and voting regarding this Agreement. C&C represents and warrants to BCG that (a) after consultation with its legal counsel, C&C has determined this Agreement to be in legal compliance with all known applicable laws and with C&C’s Bylaws, Corporate Governance Guidelines, and Code of Business Conduct and Ethics, (b) the Audit Committee of the Board has approved this Agreement and recommended Board approval, and (c) the Board has voted to approve this Agreement and to approve C&C’s execution of this Agreement.

11. Indemnification and D&O Insurance. C&C agrees that the Indemnification Agreement effective as of May 27, 2008 between C&C and Bird shall continue in effect in accordance with its terms. In addition, subject to the proviso in the following paragraph, to the fullest extent permitted by C&C’s Bylaws and the North Carolina Business Corporation Act, C&C agrees to indemnify and hold harmless BCG and Bird from and against any and all losses, claims, suits, actions, judgments, damages, costs, liabilities, and reasonable expenses (including legal and other expenses reasonably incurred by BCG or Bird in connection with investigating or defending against any such loss, claim, damage, or liability) (collectively, “Losses”) as and when incurred arising out of or based upon: (a) BCG’s proposal leading to this Agreement, and/or (b) this Agreement, and/or (c) BCG’s and/or Bird’s activities or services under this Agreement. In addition, at all times during which Bird is a member of the Board and/or acting as non-employee CEO of C&C, C&C shall cause Bird to be covered by a D&O insurance policy issued by a reputable D&O insurance carrier with coverages and terms no less favorable than those contained in C&C’s current D&O insurance policy. Notwithstanding the foregoing, if at any time C&C shall be unable, after exercising commercially reasonable efforts, to obtain D&O insurance coverage or the costs thereof are deemed by the Board to be unreasonably high, then C&C may terminate its D&O insurance coverage or not obtain D&O insurance coverage, and in such event, BCG shall have the right to terminate this Agreement, whereupon C&C shall pay to BCG, in cash within thirty (30) days of any such termination, all moneys and bonuses due to BCG under this Agreement, valued as of the date of such termination.

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C&C shall not be liable, however, in any such case to the extent that any such Loss is found in a final judgment by a court of competent jurisdiction to have resulted primarily from bad faith, willful misconduct or gross negligence on the part of BCG or any affiliate of BCG or to the extent such Losses relate to BCG’s, Bird’s or their affiliate’s activities which were at the time taken known or believed by BCG , Bird or their affiliates to be clearly in conflict with the best interests of C&C. This indemnity will survive any termination of this Agreement. In addition, neither BCG nor any of its affiliates (including Bird) shall be liable to C&C or any third party for any special, consequential or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of C&C is advised of the possibility or likelihood of the same.

12. Covenant not to Compete. During the term of this Agreement and for a period of eighteen (18) months following the termination hereof (provided that C&C shall not have failed to make any payment due hereunder and to cure such failure within ten (10) days after written notice thereof), and within the Territory as defined herein, BCG and Bird (the “Covenanting Parties”) shall not knowingly, either directly or indirectly, invest in, own, manage, operate, or control or participate in the ownership, management, operation or control of, as employee, consultant or otherwise, any business or entity engaged in, planning to become engaged in and/or otherwise generally conducting the business of manufacturing, distributing or selling silicon carbide jewels or silicon carbide jewelry. For purposes hereof “Territory” shall mean the entire world, including without limitation the United States of America, Canada, Mexico, the North American continent, the South American continent, India, China, Japan, England, Ireland, the continents of Europe, Asia, Africa, Antarctica and Australia, New Zealand, Bermuda, the Caribbean islands, the islands of the South Pacific, the Channel Islands and Iceland. The Covenanting Parties acknowledge that C&C conducts a world-wide business and that the covenant herein is a reasonable restriction with respect to time, scope and territory and is entered into for a valuable consideration. C&C may enforce this covenant by injunction and exercise such other remedies as are available at law and in equity.

13. Releases. C&C hereby releases BCG and its affiliates (including Bird) from any and all liability regarding any actual or potential conflict of interest claims relating to this Agreement.

14. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina.

15. Notices. All notices hereunder shall be in writing and shall be delivered personally or sent by recognized overnight courier (such as Federal Express) for next business day delivery, postage prepaid, by certified U.S. Mail, return receipt requested and postage prepaid, or by facsimile with electronic confirmation of receipt, to the parties at the following addresses: to BCG to 1330 Post Oak Boulevard, Suite 1600, Houston, Texas, 77056, attn: Richard A. Bird, Telephone No. 713-302-3312, with copy to Warren W. Garden, Esq., Block & Garden, LLP, Sterling Plaza, 5949 Sherry Lane, Suite 900, Dallas Texas 75225, telephone 214-866-0993, Fax No. 214-866-0991; and to Charles & Colvard, Ltd., 20 South Hampshire Court, Wilmington, Delaware 19807, attn: George R. Cattermole, Facsimile

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No.: 302- 636- 0559 with copy to Womble Carlyle Sandridge & Rice, PLLC, One Wachovia Center, Suite 3500, 301 South College Street, Charlotte, NC 28202-6037, attn.: Cyrus M. Johnson, Jr., Facsimile No.: 704-338-7809. A notice shall be deemed to be given only upon the confirmation of delivery by receipt by the party or refusal of acceptance of delivery. In the case of notice to BCG, delivery shall be sufficient when it is made upon BCG or its counsel, Warren W. Garden by one of the designated methods. For purposes hereof, a business day shall be Monday through Friday, excluding days on which banks in Raleigh, North Carolina are closed, and a notice shall be deemed to be delivered personally to BCG only when actually delivered to Richard A Bird or to BCG’s counsel, Warren W. Garden, or delivery is refused by such person.

Either party may change the address to which notice is given by giving notice of such change of address in accordance herewith.

16. Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of any other party, or in any way bind or commit any other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement. Neither party shall be responsible for the compensation, the withholding of taxes, workers compensation, or any other employer liability for the employees and agents of the other party. Without limiting the generality of the foregoing, the parties acknowledge and agree that BCG is an independent contractor and that neither Bird nor BCG is an employee of C&C. BCG shall timely withhold and pay all taxes and file all reports required by applicable law to be withheld, paid and filed for its employees, including without limitation Bird, and shall provide such worker’s compensation insurance coverage for its employees as is required by law.

17. Joinder of Bird. Richard A. Bird joins herein solely to acknowledge and agree to the terms hereof relating specifically to him and to specifically acknowledge and agree that he is not an employee of C&C and is not eligible for and has no right to receive any compensation or benefits from C&C or to participate in any employee benefits plans or programs available to the employees of C&C, including without limitation welfare and retirement benefits.

18. Audited Financial Statements. At all times during the term of this Agreement, C&C shall obtain year-end audited financial statements.

(Signatures are on the following page.)

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the date first above written.

Charles & Colvard, Ltd.		BIRD CAPITAL GROUP, INC.

By:	/s/ Frederick A. Russ	By	/s/ Richard A. Bird
	Frederick A. Russ		Richard A. Bird, President
Interim Chairman

/s/ Richard A. Bird
Richard A. Bird, individually and solely for the purposes specified in Section 17 above

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EXHIBIT A

Strategy

The strategy or strategic plan developed by BCG shall include and/or address the following:

•

The company’s business model including marketing and sales strategies, approach to supply of SiC, vertical integration, product development and plan for patent expiry as well as short term issues including reduction in on-hand inventory and returning the company to profitability. The plan must also address organizational issues and succession planning.

•

A marketing and sales strategy to address 1) marketing mix including price, channel, positioning and product offerings, 2) clarification of the customer value proposition and 3) approaches/messaging to the consumer. It also should address market penetration in attractive worldwide markets.

•

A plan for possible differentiation of product offerings including the potential for multi-quality offerings, and evaluation of the possibility of building high-end differentiated brands for larger, higher quality jewels as well as the mid-and mass-market brands for offerings of smaller, very good quality jewels through lower end channels.

•

Evaluation of raw material supply agreements to determine needed renegotiation and development of alternative approaches to supply agreements including potential of partnerships or mergers with current providers.

•	Evaluation of manufacturing, consignment and licensing agreements and recommendations for any need to re-negotiate such agreements.

•

Organization plan recommendations to support the strategy, addressing: cost reductions and efficiencies throughout the organization in order to be competitive while maintaining/developing core competencies in sales, marketing, manufacturing and finance; need for new talent in the organization; and preparation of the company to operate profitably once the business plan has been developed and successfully implemented.

•	The plan shall be developed for accomplishment over a two to three year period.

A-1

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EXHIBIT B

Example of Computation of Bonus under Section 3(a)

(See attachment.)

B-1

Attachment to Exhibit B

Section 3 (a) of Management Services Agreement

			Determination of Net Margin for Calculating Inventory Bonus		% of Sales
Finished goods inventory at 1/31/09	34,000,000		Net sales for the period 2/1/09-1/31/10	18,000,000
Finished goods inventory on consignment at 1/31/09	1,300,000

Total finished goods inventory at 1/31/09	35,300,000		Cost of goods sold for period 2/1/09 through 1/31/10 cost of goods (jewels and jewelry, net of returns for 2/1/09-1/31/10)	(7,200,000)	-40.00%
Finished goods Inventory at 1/31/10	32,000,000		reserves and writeoffs of damaged jewels returned from sales transactions completed prior to 1/31/09	(500,000)	-2.78%
Less Reeves Park finished goods inventory returned during the period 2/1/09-1/31/10	(2,000,000)		reserves and writeoffs of damaged jewels from Reeves Park settlement attributable to sales transactions prior to 1/31/09	(1,000,000)	-5.56%
			writeoffs of inventory for damaged jewels, returned goods, etc. for sales and consignment transactions after 1/31/09	(750,000)	-4.17%

Finished goods inventory on consignment at 1/31/10	1,000,000		Total cost of goods sold for period 2/1/09 through 1/31/10 as reported	(9,450,000)	-52.50%

Total finished goods inventory at 1/31/10	31,000,000		Adjusted cost of goods sold eliminating activity related to prior to 2/1/09	(7,950,000)	-44.17%
			Adjusted gross margin 2/1/09-1/31/10	10,050,000	55.83%
Finished goods inventory reduction	4,300,000		Total coop advertising and direct marketing funds expensed to support customers for period 2/1/09-1/31/10	(1,800,000)	-10.00%

Implied Net Sales related to inventory reduction using net realized gross profit %	7,938,462	45.83%	Net realized gross profit used for calculating inventory bonus	8,250,000	45.83%

Bonus base - realized gross profit on sale of finished goods inventory	3,638,462
Bonus 10.00%	363,846

NOTE:

The amounts included in the above calculation are provided as an example only and do not represent the amounts recorded in the financial statements of Charles & Colvard at the dates specified above.